                                                                    EXHIBIT 10.4
















                                 LEASE AGREEMENT








                    LANDLORD          :  354875 B.C. LTD.
                                         Sodican (B.C.) Inc.



                    TENANT            :  Pivotal Software Inc.



                    LEASE COMMENCEMENT:  October 01, 1997



                    LEASE EXPIRES     :  September 30, 2002

TABLE OF CONTENTS



ARTICLE 1 - DEFINITIONS

   1.01    Additional Rent..... .................................................2
   1.02    Additional Services...................................................2
   2.03    Base Rent.............................................................2
   1.04    Building..............................................................2
   1.05    Capital Tax...........................................................3
   1.06    Common Areas..........................................................3
   1.07    Cost of Additional Services...........................................3
   1.08    Commencement Date.....................................................4
   1.09    Insured Damage........................................................4
   1.10    Land..................................................................4
   1.11    Landlord's Architect..................................................4
   1.12    Lease.................................................................4
   1.13    Leasehold Improvements................................................4
   1.14    Normal Business Hours.................................................5
   1.15    operating Costs.......................................................5
   1.16    Permitted Use.........................................................7
   1.17    Premises..............................................................7
   1.18    Prime Rate............................................................7
   1.19    Property..............................................................7
   1.20    Proportionate Share...................................................7
   1.21    Rent..................................................................7
   1.22    Rentable Area.........................................................8
   1.23    Service Areas.........................................................8
   1.24    Sales Tax.............................................................8
   1.25    Taxes.................................................................8
   1.26    Term..................................................................9

ARTICLE 2 - PREMISES AND INTENT

   2.01    Premises..............................................................9
   2.02    Intent...............................................................10

ARTICLE 3 - TERM

   3.01    Term.................................................................10
   3.02    Renewal Option.......................................................10



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
ARTICLE 4 - RENT

   4.01    Base Rent............................................................11
   4.02    Additional Rent......................................................11
   4.03    Estimate of Additional Rent..........................................12
   4.04    Adjustment for Additional Rent.......................................12
   4.05    Direct Assessment....................................................12
   4.06    Landlord Tax Obligation..............................................13
   4.07    Amounts Past Due.....................................................13
   4.08    Value-Added Tax......................................................13
   4.09    Waiver of Offset.....................................................14
   4.10    Receipts, Etc........................................................14
   4.11    Allocation of Taxes..................................................14
   4.12    Parking..............................................................14
   4.13    Deposit..............................................................15

ARTICLE 5 - TENANT'S COVENANTS

   5.01    Occupancy............................................................15
   5.02    Rent.................................................................15
   5.03    Permitted Use........................................................15
   5.04    Work and Nuisance....................................................16
   5.05    Floor Loads..........................................................16
   5.06    Insurance Risks......................................................16
   5.07    Noxious Fumes, Odours and Environmental Matters......................17
   5.08    Condition............................................................18
   5.09    By-Laws..............................................................18
   5.10    Rules and Regulations................................................18
   5.11    Surrender, Overholding...............................................19
   5.12    Signs and Directory..................................................19
   5.13    Inspection and Access................................................20
   5.14    Exhibiting Premises..................................................20
   5.15    Name of Building.....................................................20
   5.16    Acceptance of Premises...............................................21
   5.17    Fire Exit Doors......................................................21

ARTICLE 6 - LANDLORD'S COVENANTS

   6.01    Quiet Enjoyment......................................................21
   6.02    Interior Climate Control.............................................21
   6.03    Elevators............................................................22



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
   6.04    Entrances, Lobbies...................................................23
   6.05    Washrooms............................................................23
   6.06    Janitor Services.....................................................23

ARTICLE 7 - UTILITIES AND ADDITIONAL SERVICES

   7.01    Washrooms............................................................24
   7.02    Utilities............................................................24
   7.03    Electricity..........................................................24
   7.04    Excess Use...........................................................25
   7.05    Lamps................................................................25
   7.06    Additional Services..................................................25
   7.07    Extra Operating Costs................................................26
   7.08    Energy Conservation..................................................26
   7.09    Alterations..........................................................27

ARTICLE 8 - REPAIR, DAMAGE AND DESTRUCTION

   8.01    Landlord's Repairs...................................................27
   8.02    Tenant's Repairs.....................................................27
   8.03    Abatement and Termination............................................28

ARTICLE 9 - LICENSES, ASSIGNMENTS AND SUBLETTINGS

   9.01    Licenses.............................................................31
   9.02    Assignments and Sublettings..........................................31

ARTICLE 10 - FIXTURES AND IMPROVEMENTS

  10.01    Installation of Fixtures & Improvements..............................34
  10.02    Liens and Encumbrances on Fixtures & Improvements....................35
  10.03    Tenant's Goods.......................................................36
  10.04    Removal of Fixtures and Improvements.................................36

ARTICLE 11 - INSURANCE, LIABILITY AND INDEMNITY

  11.01    Landlord's Insurance.................................................37
  11.02    Tenant's Insurance...................................................38
  11.03    Limitation of Landlord's Liability...................................39
  11.04    Indemnity............................................................40



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
ARTICLE 12 - SUBORDINATION, ATTORNMENT, REGISTRATION AND CERTIFICATES

  12.01    Subordination and Attornment.........................................40
  12.02    Registration.........................................................41
  12.03    Certificates.........................................................41

ARTICLE 13 - REMEDIES OF LANDLORD AND TENANT'S DEFAULT

  13.01    Remedying by Landlord, Non-payment and Interest......................42
  13.02    Remedies Cumulative..................................................43
  13.03    Right of Re-entry on Termination.....................................43
  13.04    Re-entry and Termination.............................................43
  13.05    Rights on Re-entry...................................................43
  13.06    Distress.............................................................44
  13.07    Payment of Rent, Etc., on Termination................................44

ARTICLE 14 - CANCELLATION OF INSURANCE AND EVENTS TERMINATING LEASE

  14.01    Cancellation of Insurance............................................45
  14.02    Default..............................................................46

ARTICLE 15 - MISCELLANEOUS

  15.01    Notices..............................................................48
  15.02    Entire Agreement.....................................................49
  15.03    Area Determination...................................................49
  15.04    Successors and Assigns, Interpretation...............................49
  15.05    Force Majeure........................................................49
  15.06    Waiver...............................................................50
  15.07    Governing Law, Covenants, Severability...............................50
  15.08    Headings, Captions...................................................51
  15.09    Time for Payment.....................................................51
  15.10    Time of Essence......................................................51
  15.11    Communications Equipment.............................................51
  15.12    Signage..............................................................51
  15.13    Right of First Refusal...............................................51
  15.14    Balconies............................................................52
  15.15    Landlord's Work......................................................53
  15.16    Workings Drawings....................................................54
  15.17    Permits..............................................................54
  15.18    Fixturing Period.....................................................54
  15.19    Early Occupancy......................................................54
  15.20    Option to Terminate..................................................55

SCHEDULE "A" - THE PREMISES

SCHEDULE "B" - THE LAND

SCHEDULE "C" - RULES AND REGULATIONS

SCHEDULE "D" - ESTOPPEL CERTIFICATE

LEASE AGREEMENT made the 18th day of July A.D. 1997


                                    BETWEEN:


                    354875 B.C. Ltd. c/o SODICAN (B.C.) INC.,
         a body corporate carrying on business in the City of Vancouver, in the Province of British Columbia


                       (hereinafter called the "Landlord")


                                OF THE FIRST PART



                                     - and -


PIVOTAL SOFTWARE INC., whose address for purposes hereof until commencement of the Term of this Lease, being #310 - 260 West Esplanade, North Vancouver, B.C. V7M 3G7 and Suites # 202, 210, # 300 - 224 West Esplanade, North Vancouver, B.C., hereafter being that of the Building (hereinafter defined),

                        (hereinafter called the "Tenant")

                               OF THE SECOND PART

WHEREAS 354875 B.C. Ltd. is the registered owner of that certain parcel of land situated in the City of North Vancouver, in the Province of British Columbia and more particularly described in Schedule "B" hereof (hereinafter called the "Land"); and

WHEREAS the Landlord has constructed or intends to construct an office building and related improvements upon the Land (the said office building and all other fixed improvements now or hereafter on the Land being hereinafter called the "Building"); and

WHEREAS the Tenant has agreed to, lease space in the Building which will comprise the area more particularly hereinafter set forth for the term and at the rental and subject to the terms, covenants, conditions and agreements hereinafter contained;

WITNESSETH THAT:


                                    ARTICLE 1
                                   DEFINITIONS


1.00 In this Lease the following expressions shall have the following meanings:

1.01     ADDITIONAL RENT

"Additional Rent" means the payments of Operating Costs and Taxes and any other payments which the Tenant is required to make to the Landlord pursuant to this Lease.

1.02     ADDITIONAL SERVICES

"Additional Services" means the services and supervision supplied by the Landlord and referred to in Article 7.06 or in any other provision hereof as Additional Services, and any other services which from time to time the Landlord supplies to the Tenant and which are additional to the janitor and cleaning and other services which the Landlord has agreed to supply pursuant to the provisions of this Lease and to like provisions of other leases of the Building or may elect to supply to be included within the standard level of services available to tenants generally and includes janitor and cleaning services in addition to these normally supplied, the provision of labour and supervision in connection with deliveries, supervision in connection with the moving of any furniture or equipment of any tenant and the making of any repairs or alterations by any tenant and maintenance or other services not normally furnished to tenants generally.

1.03     BASE RENT

"Base Rent" means the fixed annual rent calculated and payable pursuant to
Article 4.01.

1.04     BUILDING

"Building" has the meaning set out on page 1 of the Lease.

1.05     CAPITAL TAX

"Capital Tax" means an imputed amount presently or hereafter imposed from time to time upon the Landlord and payable by the Landlord (or by any corporation acting on behalf of the Landlord) and which is levied or assessed against the Landlord on account of its ownership of or capital employed in the Land and Building. Capital Tax shall be imputed as if the amount of such tax were that amount due if the Land and Building were the only real property of the Landlord and Capital Tax includes the amount of any capital or place of business tax levied by the provincial government or other applicable taxing authority against the Landlord with respect to the Land and Building whether or not known as Capital Tax or by any other name.

1.06     COMMON AREAS

"Common Areas" means all areas of the Building, as may be designated by the Landlord from time to time, including without limitation, corridors, elevator foyers, rest rooms, mechanical rooms, electrical and telephone rooms, janitor closets, refuge areas, vending areas and other similar facilities for the use of all tenants.

1.07     COST OF ADDITIONAL SERVICES

"Cost of Additional Services" means in the case of Additional Services provided by the Landlord a reasonable charge made therefor by the Landlord which shall not exceed the cost of obtaining such services from independent contractors, and in the case of Additional Services provided by independent contractors, the Landlord's total cost of providing Additional Services to the Tenant including the cost of all labour (including salaries, wages and fringe benefits) and materials and other direct expenses incurred, the cost of supervision and other indirect expenses capable of being allocated thereto (such allocation to be made upon a reasonable basis) and all other out-of-pocket expenses made in connection therewith including amounts paid to independent contractors, plus in either case, an amount equal to ten (10%) percent thereof. A report of the Landlord's independent chartered accountant as to the amount of any Cost of Additional Services shall be conclusive, should a dispute arise.






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

1.08     COMMENCEMENT DATE

"Commencement Date" means the first day of the Lease Term as set out in Article 3.01.

1.09     INSURED DAMAGE

"Insured Damage" means the part of any damage occurring to the Premises for which the Landlord is responsible of which the cost of repair is actually recoverable by the Landlord under a policy of insurance in respect of fire and other perils from time to time effected by the Landlord.

1.10     LAND

"Land" means those lands described in Schedule "B".

1.11     LANDLORD'S ARCHITECT

"Landlord's Architect" means the independent architect, or engineer or quantity surveyor selected by the Landlord from time to time for the purposes of making determinations hereunder.

1.12     LEASE

"Lease", "hereof", "herein", "hereunder" and similar expressions mean or refer to this Lease and includes all other Schedules attached hereto, and any amendments thereof made from time to time by the parties in writing.

1.13     LEASEHOLD IMPROVEMENTS

"Leasehold Improvements" means all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of the Tenant or any previous tenant of the Premises with the exception of trade fixtures or furniture and equipment not of the nature of fixtures, and includes all wall-to-wall carpeting (whether or not supplied by the Landlord), and all window coverings supplied by the Landlord.






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

1.14     NORMAL Business Hours

"Normal Business Hours" means the hours from 7:30 a.m. to 6:00 p.m., Monday to Friday, inclusive, of each week, statutory holidays excepted.

1.15     OPERATING COSTS

"Operating Costs" means the total of all expenses, costs and outlays of every nature incurred in the complete maintenance, repair, operation, insuring and management of the Property and the carrying out of the Landlord's obligations under this Lease and similar tenant leases, all calculated in accordance with generally accepted accounting principles. Without limiting the generality of the foregoing, Operating Costs includes all expenses, costs and outlays relating to the following: cleaning and janitorial service; cost of cleaning window and floor coverings if not included in janitorial contracts; operating and servicing elevators; all utilities; security (including rental of security equipment); window cleaning; all insurance required to be carried by the Landlord pursuant hereto and all other insurance relating to the Property as placed by the Landlord from time to time in the Landlord's sole discretion; repairs and replacements to the Building and its components; accounting and auditing; provision of heating, cooling, ventilation and air conditioning throughout the Building; all amounts paid to employees or third parties relating to work performed in relation to the Property including in the case of employees all usual benefits; should the Landlord elect to manage the Building itself a fee for management and administration of the Property calculated at four (4%) percent of the total Rent payable by all tenants in the Building; supplies and materials used in relation to operating and maintaining the Property; uniforms; provision of a building superintendent and associated personnel including a reasonable rental value for office space used by those persons and related expenses; all outdoor maintenance including landscaping and snow removal; maintenance of the atrium area and the plants located therein; cost, of decoration and maintenance of Common Areas; operation and maintenance of parking area (including reasonable depreciation and materials for resurfacing the parking area); preventative maintenance and inspection; cost of consulting engineering fees; costs of all service contracts, legal and consulting services; taxes (other than income taxes), including Capital Tax and Sales Tax, if levied, and any sales and






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

excise taxes;

Cost of each "major expenditure" (as hereinafter defined) as amortized over the period of the Landlord's reasonable estimate of the economic life of the item acquired, but not to exceed fifteen (15) years, using equal monthly instalments of principal and interest at prime commercial loan rate charged at the time of the expenditure to borrowers having the highest credit rating from time to time by the Main Branch, Vancouver, British Columbia of the Landlord's principal bank at the time, per annum compounded semi-annually (the "Interest Rate"), where "major expenditure" shall mean any single expenditure incurred during or subsequent to the fiscal period in which the lease commences, for replacement of machinery, equipment, building elements, repairs, systems or facilities in connection with the Property or Building, which expenditure is more than ten percent (10%) of the total Operating Costs for the previous fiscal period, or for modifications or additions to the Property if one of the principal purposes of such modification or addition was to reduce energy consumption or Operating Costs or was required by government regulation; and

Depreciation of: (1) the costs and expenses including repair and replacement, of all maintenance and cleaning equipment and master utility meters, (2) costs and expenses incurred for the initial supply and installation and for repairing or replacing all other fixtures, equipment and facilities serving or comprising the Building (including, without limitation, the heating, ventilating and air-conditioning and climate control systems serving the Building) which by their nature, require periodic or substantial repair or replacement unless they are charged fully in the year in which they are incurred, in accordance with sound accounting principles, and (3) interest on the undepreciated portion of the cost of all fixtures and equipment at the Interest Rate referred to herein.

Operating Costs shall exclude the cost of structural repairs.

To the extent that any component of Operating Costs should be allocated, in the reasonable opinion of the Landlord, to one group of tenants (for example, retail tenants) the Landlord may, but shall not be obligated to allocate the cost of component of Operating Costs to those tenants alone.

Any report of the Landlord's auditor or other licensed public accountant appointed by the Landlord for or the purpose, shall be conclusive as to the amount of Operating Costs for any period to which such report relates.

1.16     PERMITTED USE

"Permitted Use" means the use specified in Article 5.03.

1.17     PREMISES

"Premises" means that portion of the Building shown outlined in red on the Plan attached as Schedule "A" hereto. The exterior face of the Building and any space in the Premises used for stairways or passageways to other premises, stacks, shafts, pipes, conduits, ducts or other building facilities, the heating, electrical, plumbing, air conditioning and other systems in the Building and the use thereof, as well as access thereto through the Premises for the purpose of use, operation, maintenance, replacement and repair, are expressly excluded from the Premises and reserved to the Landlord.

1.18     PRIME RATE

"Prime Rate" means that rate of interest announced from time to time by the chartered banks of Canada, as a reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made in Canada.

1.19     PROPERTY

"Property" means the Lands and Building referred to herein and all other improvements on the Land as are from time to time existing thereon.

1.20     PROPORTIONATE SHARE

When used herein, "Proportionate Share" means the ratio which (during each calendar year) the Rentable Area of the Premises bears to the total Rentable Area in the Building.

1.21     RENT

"Rent" means the Base Rent and the Additional Rent.

1.22     RENTABLE AREA

"Rentable Area" as used herein shall mean:


(a) In the case of a single tenancy floor, all floor area measured from the inside surface of the outer glass or exterior wall of the Building where such exterior wall has no glass, and to the inside surface of the opposite exterior wall, excluding Service Areas, with the exception of those Service Areas which are for the specific use of the particular Tenant such as elevator lobby, special stairs, washrooms, service closets and fan rooms. No deductions from Rentable Area are made for columns or projections necessary to the Building.


(b) In the case of a partial tenancy floor, all floor areas within the inside surface of the outer glass or exterior walls, where such wall has no glass, enclosing the portion of the Premises on such floor and measured to the mid-point of the walls separating areas leased by or held for lease to other tenants or from Common Areas, but including a proportionate part of the Common Areas located on such floor based upon the ratio which the Tenant's demised area (determined by excluding such Common Areas) bears to the total demisable area of such floor (determined by excluding such Common Areas) . No deductions from Rentable Area are made for columns or projections necessary to the Building.

1.23     SERVICE AREAS

"Service Areas" means areas used for elevators, building stairs, smoke shafts, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts.

1.24     SALES TAX

"Sales Tax" shall have the meaning set out in Article 4.09.

1.25     TAXES

"Taxes" means all taxes, rates, duties, levies and assessments whatsoever, whether municipal, provincial, federal or otherwise, levied, imposed or assessed against the Building, the Land and any Leasehold Improvements or any of them, or upon the Landlord in respect thereof or from time to time levied, imposed or assessed in lieu thereof, including those levied, imposed or assessed for education, schools and local improvements, and including ail costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred by the Landlord in good faith in contesting, resisting or appealing any taxes, rates, duties, levies or assessments, but excluding taxes and license fees in respect of any business carried on by tenants and occupants of the Building (including the Landlord) and income or profits taxes upon the income of the Landlord to the extent such taxes are not levied in lieu of taxes, rates, duties, levies and assessments against the Building, the Land or Leasehold Improvements or upon the Landlord in respect thereof and shall also include any and all taxes which may in the future be levied in lieu of Taxes as hereinbefore defined.

1.26     TERM

"Term" means the term of the Lease set forth in Article 3.01 and any extension thereof and any period of permitted overholding.


                                    ARTICLE 2

                               PREMISES AND INTENT


2.01     PREMISES

In consideration of the rents, covenants, agreements and conditions hereinafter reserved and contained on the part of the Tenant to be respectively paid, kept, observed and performed, the Landlord hereby demises and leases unto the Tenant the Premises as generally shown outlined in red on the floor plan attached hereto as Schedule "A". The Rentable Area of the Premises is approximately sixteen thousand and fifty three (16,053) square feet subject to final determination by the Landlord's Architect. The certificate of measurement prepared by the Landlord's Architect shall be final and binding upon the parties hereto as to such Rentable Area.

2.02    INTENT

The Tenant acknowledges and agrees that this Lease shall be a completely net lease for the Landlord except as expressly herein set out and the Landlord shall not be responsible during the Term hereof for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Premises, or the contents thereof and without limiting the generality of the foregoing, the Tenant shall be liable for the payment of all charges, impositions and expenses of every nature and kind relating to the Premises and the contents thereof and its Proportionate Share of Operating Costs and Taxes as defined herein.


                                    ARTICLE 3
                                      TERM

3.01    TERM

The Term of this Lease shall be five (5) years and shall commence on the 1st day of October, 1997 (the "Commencement Date"). In the event the Premises should not be ready for occupancy by Commencement Date for any reason Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof. Should the Term of this Lease commence on a date other than the Commencement Date the Landlord and the Tenant will, at the request of the other, execute a declaration specifying a revised commencement date of the Term of this Lease and in such event, rental under this Lease shall not commence until the said revised commencement date which shall be deemed to be the Commencement Date, and the stated Term in this Lease shall thereupon commence and the expiration date shall be extended so as to give effect to the full stated Term.

3.02    RENEWAL OPTION

Provided the Tenant has duly and punctually paid the Rent and duly and punctually observed the other covenants and obligations on its part contained in the Lease, the Tenant shall have the option to renew the Lease for a further term of three (3) years on the same terms and conditions save the except Base Rent, Base Rent abatement, Fixturing Allowance and this renewal option. The Tenant shall exercise its option to renew by notice in writing given to the Landlord not less than six (6) months prior to the expiry of the initial term of this Lease. In the event that the Landlord and the Tenant are unable to agree as to base rent for the renewal term at least three (3) months prior to the expiration of the Term, such base rent shall be determined by arbitration pursuant to the British Columbia Commercial Arbitration Act as re-enacted or amended from time to time. If such base rent has not been determined at the commencement of the renewal term, the Tenant shall pay the base rent requested by the Landlord and upon such base rent being determined, an adjusting payment shall be made by the Landlord or the Tenant, as the case may be, retroactive to the commencement of the renewal term.


                                    ARTICLE 4
                                      RENT

4.01    BASE RENT

From and after Commencement Date, the Tenant shall pay a base annual rent (herein called "Base Rent") in the sum of Two Hundred Four Thousand, Six Hundred Seventy Five Dollars and 75 Cents ($204,675.75) per year calculated on the basis of Twelve Dollars and Seventy Five Cents ($12.75) per square foot of Rentable Area of the Premises per annum. Such Base Rent, together with any adjustment of rent provided for herein then in effect, shall be due and payable in twelve (12) equal instalments on the first day of each calendar month during the initial Term of this Lease and any extensions or renewals thereof, and the Tenant hereby agrees to so pay such rent to the Landlord at the Landlord's address as provided herein (or such other address as may be designated by the Landlord from time to time) monthly in advance without demand. If the Term of this Lease as heretofore established commences on other than the first day of a month or terminates on other than the last day of a month, then the instalment or instalments so prorated shall be paid in advance.

4.02    ADDITIONAL RENT

From and after Commencement Date, the Tenant shall pay as






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

Additional Rent its Proportionate Share of Operating Costs and of Taxes, and all other sums to be paid by the Tenant hereunder, and the Landlord shall have the same remedies for default for the payment of Additional Rent as are available to the Landlord in the case of default in the payment of Base Rent.

4.03    ESTIMATE OF ADDITIONAL RENT

Prior to the Commencement Date, and thereafter prior to the commencement of each calendar year of the Tenant's occupancy the Landlord shall provide an estimate of Operating Costs and of Taxes for the portion of the calendar year in which Commencement Date occurs and thereafter for each calendar year. The Tenant shall pay as Additional Rent its Proportionate Share of such estimate in equal monthly instalments at the time and in the manner provided for payment of Base Rent.

4.04    ADJUSTMENT FOR ADDITIONAL RENT

Within one hundred and fifty (150) days, or as soon thereafter as possible of the conclusion of each calendar year of the Term hereof, the Landlord shall furnish to the Tenant a statement of the Landlord's actual Operating Costs and Taxes for the said calendar year or portion thereof as the case may be. A lump sum payment will be made from the Landlord to the Tenant or from the Tenant to the Landlord, equal to the Proportionate Share of an amount by, which the actual Operating Costs and Taxes is less than the estimated Operating Costs and Taxes or equal to the Proportionate Share of an amount by which the actual Operating Costs and Taxes exceeds the estimated Operating Costs and Taxes respectively.

4.05    DIRECT ASSESSMENT

The Tenant covenants to pay promptly:

(a) when billed, all taxes, rates duties or charges levied imposed or assessed on its personal property, its use or occupation of the Premises, the business carried on therein, all fixtures, equipment, machinery of the Tenant therein or from time to time levied, imposed or assessed in the future in lieu thereof; and Taxes levied, imposed or assessed on all Leasehold Improvements in the Premises; and






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

(b) in the event of a direct assessment of Taxes in respect of the Premises, the amount of such direct assessment, when billed (and to provide a copy of such assessment notice to the Landlord with evidence of such payment), plus its Proportionate Share of all taxes on areas of the Property not demised specifically to tenants.

4.06    LANDLORD TAX OBLIGATION

The Landlord covenants with the Tenant, subject to the provisions of Articles
4.02 and 4.06, to pay the Taxes promptly when due. The Landlord shall have the right to appeal any taxes assessed or levied against the Property or the Premises but shall not be obligated to so do. The cost incurred by the Landlord to contest the Taxes shall be included in Operating Costs.

4.07    AMOUNTS PAST DUE

If the Tenant fails to pay, when the same is due and payable, any Base Rent, any Additional Rent or any other amounts payable by the Tenant under this Lease, such unpaid amounts shall bear interest from the due date thereof to the date of payment at a rate per annum which is six (6%) percentage points above the Prime Rate.

4.08     VALUE-ADDED TAX

Notwithstanding anything herein contained to the contrary, the Tenant shall pay to the Landlord an amount equal to any and all goods and services taxes, sales taxes, value-added taxes, business transfer taxes, or any other taxes imposed on the Landlord with respect to Rent payable by the Tenant to the Landlord under this Lease, or in respect of the rental of space under this Lease, whether characterized as a goods and services tax, sales tax, value-added tax, business transfer tax, or otherwise (herein called "Sales Tax"), it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Sales Taxes at the full tax rate applicable from time to time in respect of the Rent or the rental of space, without reference to any tax credits available to the Landlord. The amount of the Sales Taxes so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which such Sales Taxes apply are payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. Despite any other section or clause in this Lease, the amount payable by the Tenant under this paragraph shall be deemed not to be Rent, but the Landlord shall have all of the same remedies for and recovery of such amount as it has for recovery of Base Rent under this Lease.

4.09    WAIVER OF OFFSET

The Tenant hereby waives and renounces any and all existing and future claims, offsets and compensation against any Rent and agrees to pay such Rent regardless of any claim, offset or compensation which may be asserted by the Tenant or on its behalf.

4.10    RECEIPTS, ETC.

Whenever requested by the Landlord the Tenant will deliver to it receipts for payments of all taxes, rates, duties, levies and assessments payable by the Tenant pursuant to Section 4.06(a) hereof and furnish such other information in connection therewith as the Landlord may reasonably require.

4.11    ALLOCATION OF Taxes

If a separate allocation of Taxes is not issued by the relevant taxing authority with respect to any Leasehold Improvements, the Landlord or the Tenant may from time to time apply to the taxing authority for a determination of the portion of Taxes attributable to such Leasehold Improvements, which determination shall be conclusive for the purposes of this Article. In the event that no such determination may be obtained from-the taxing authority, the Landlord shall. establish the portion of Taxes attributable to such Leasehold Improvements using the then current established principles of assessment used by the taxing authority, or such other method which is fair, reasonable and equitable as determined by the Landlord.

4.12    PARKING

The Tenant shall lease thirty one (31) parking stalls. The rental rate for such stalls shall be Sixty ($60.00) Dollars per month per stall for the term of the Lease. The Landlord shall also provide a secure, locked space for the Tenant's bicycle storage at no charge for the term of the lease to be the size of one (1) parking stall in the parkade.

4.13    DEPOSIT

Deposit is Thirty Six Thousand Five Hundred Dollars and Fifty One Cents ($ 36,500.51) first and last month's rent has been paid to CB Commercial Real Estate Group Canada Inc. Upon execution hereof, said deposit shall be paid to the Landlord and shall be applied towards Gross Rents for the first (1st) and last month of the Term. If the Tenant fails to comply with the provisions hereof or any Rent becomes overdue and unpaid, the Landlord may apply such deposit to any overdue sum without limiting or excluding any other right which the Landlord may have hereunder, or at law or in equity.


                                    ARTICLE 5

                               TENANT'S COVENANTS

  The Tenant covenants with the Landlord as follows:

5.01    OCCUPANCY

From the commencement of, and throughout, the Term to continuously occupy the Premises and to carry on therein the business comprising the Permitted Use subject to the terms hereof.

5.02    RENT

To pay the Rent hereby reserved, and all other sums payable hereunder to the Landlord, promptly on the days and at the times and in the manner specified herein, without demand, deduction or set-off.

5.03    PERMITTED USE

To use the Premises only for the purpose of general commercial office which use the Tenant represents will not unreasonably interfere with normal use of a first-class office building; and .not to use or permit to be used the Premises or any part thereof for any other purpose or business whatsoever without the written consent of the Landlord.

5.04    WORK AND NUISANCE

Not to commit or permit any waste or damage to the Premises including the Leasehold Improvements and trade fixtures therein, any nuisance therein or any use or manner of use causing annoyance to other tenants and occupants of the Building and not to use or permit to be used any part of the Premises for any trade or business which is, in the opinion of the Landlord, dangerous, noxious or offensive; and not to place any objects on or otherwise howsoever obstruct the heating or air conditioning vents within the Premises.

5.05    FLOOR LOADS

Not to place a load upon any portion of any floor of the Premises which exceeds the floor load which the area of such floor being loaded was designed to carry having regard to the loading of adjacent areas and that which is allowed by code. The Landlord reserves the right to prescribe the weight and position of all safes and heavy installation which the Tenant wishes to place in the Premises, so as to distribute properly the weight thereof and the Tenant shall pay for all costs incurred by the Landlord and the Landlord's Architect in making such assessment. The Tenant shall repair any damage done to the Premises or the Building by reason of any excessive weight placed in the Premises or excessive vibration caused in the Premises.

5.06    INSURANCE RISKS

Not to do, omit to do or permit to be done upon the Premises anything which would or might cause the Landlord's cost of insurance (whether fire, liability or other) to be increased (and, without waiving the foregoing prohibition the Landlord may demand, and the Tenant shall pay to the Landlord upon demand, the amount of any such increase of cost caused by anything so done or omitted or permitted to be done or omitted) or which would or might cause any policy of insurance to be subject to cancellation or refusal of placement or renewal.

5.07    NOXIOUS FUMES, ODOURS AND ENVIRONMENTAL MATTERS

To use the Premises so that noxious or objectionable fumes, vapours and odours will not occur beyond the extent to which they are discharged or eliminated by means of the flues and other devices provided in the Building by the Landlord and shall prevent any such noxious or objectionable fumes, vapours and odours from entering into the air conditioning or being discharged into other vents or flues of the Building or annoying any of the tenants in the Building. Any discharge of fumes, vapours and odours shall be permitted only during such period or periods, to such extent, in such conditions and in such manner as directed by the Landlord from time to time.

The Tenant covenants with the Landlord that it will not bring upon, permit or use any substance, defined or designated as a hazardous or toxic waste, hazardous or toxic material, a hazardous, toxic or radioactive substance or other similar term, by any applicable federal, provincial, municipal or local statute, regulation, by-law or ordinance now or hereafter in effect, or any substance or materials, the use or disposition of which is regulated by any such statute, regulation, by-law or ordinance (hereinafter called "Toxic Materials") in, on or under the Premises or Property and the Tenant will promptly comply with ail statutes, regulations, by-laws and ordinances, and with all orders, decrees or judgements of governmental authorities or courts having jurisdiction, relating to the use, collection, storage, treatment, control, removal or cleanup of Toxic Materials in, on, or under the Premises or Property if the Premises or Property become contaminated with Toxic Materials as a result of operations or activities on the Premises or Property, or incorporated in any improvements thereon. The Landlord may, but shall not be obliged to, enter upon the Premises and the Property and take such actions and incur such costs and expenses to effect such compliance as it deems advisable and the Tenant shall reimburse the Landlord on demand for the full amount of all costs and expenses incurred by the Landlord in connection with such compliance activities. The Tenant will indemnify and hold the Landlord harmless against all losses, damages, costs, expenses and liabilities suffered or incurred by the Landlord by reason of a breach of any of the representations, warranties and covenants aforesaid which indemnity shall survive any release or discharge of this Lease.

5.08    CONDITION

Not to permit, in the opinion of the Landlord, the Premises to become untidy, unsightly, offensive or hazardous or permit unreasonable quantities of waste or refuse to accumulate therein, and at the end of each business day to leave the Premises in a condition such as reasonably to facilitate the performance of the Landlord's janitor and cleaning services referred to in Article 6.06, the Tenant agreeing that the Landlord shall have the sole right to provide cleaning and janitorial services to the Premises.

5.09    BY-LAWS

To comply at its own expense with all municipal, federal, provincial, sanitary, fire, building and safety statutes, laws, by-laws, regulations, ordinances, orders and requirements pertaining to the operation and use of the Premises, the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed by the Tenant therein and the making by the Tenant of any repairs, changes or improvements therein or any other matter pertaining to the Premises or the Tenant. as well as all rules and regulations of the Canadian Board of Fire Underwriters, or any successor body and with the requirements of all insurance companies having policies of any kind whatsoever in effect covering the Building which are communicated to the Tenant.

5.10    RULES AND REGULATIONS

To observe, and to cause its employees, invitees and all others over whom the Tenant can reasonably be expected to exercise control to observe the Rules and Regulations attached as Schedule "C" hereto, and such further and other reasonable Rules and Regulations and amendments and changes therein as may hereafter be made by the Landlord of which notice in writing shall be given to the Tenant and all such Rules and Regulations shall be deemed to be incorporated into and form part of this Lease. For the enforcement of such Rules and Regulations, the Landlord shall have available to it all remedies in this Lease provided for a breach thereof and all legal remedies whether or not provided for in this Lease, both at law and in equity. The Landlord shall not be responsible or liable to the Tenant for the non-observance or violation by any other tenant of any such Rules and Regulations or the non-enforcement as against other tenants of such Rules and Regulations or any loss or damage arising out of the same.

5.11    SURRENDER, OVERHOLDING

That upon the expiration or other termination of the Term of this Lease, the Tenant shall quit and surrender the Premises in vacant and clean possession and in good order, repair, decoration, and condition (subject to the exceptions to the Tenant's repair obligations contained in Article 8.02(a) hereof) and shall remove all its property therefrom, except as otherwise provided in this Lease. The Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease. If the Tenant shall continue to occupy the Premises after the expiration of this Lease without further written agreement and without objection by the Landlord, the Tenant shall be a month-to-month tenant at 150% of the Base Rent provided for herein (plus Additional Rent) and (except as to length of tenancy) on and subject to the provisions and conditions herein set out.

5.12    SIGNS AND DIRECTORY

Not to paint, display, inscribe, place or affix any sign, symbol, notice or lettering of any kind anywhere outside the Premises (whether on the outside or inside of the Building) or within the Premises so as to be visible from the outside of the Premises, with the exception only of a building standard interior identification sign at or near the entrance of the Premises and such other signs as the Landlord may permit and a directory listing in the main lobby of the Building, in each case containing only the name of the Tenant and such other names as the Landlord may permit, and to be subject to the approval of the Landlord. as to design, size, location and content. Such identification sign and directory listing shall be installed at the expense of the Tenant, and the Landlord reserves the right to install them as an Additional Service. All signs which are the property of the Tenant shall be removed on the expiration of the Term and any damage to the Premises or the Building as a result of the installation or removal thereof shall be repaired by the Tenant.

5.13    INSPECTION AND ACCESS

To permit the Landlord at any time and from time to time to enter and to have its authorized agents, employees and contractors enter the Premises for the purpose of (i) inspection, window cleaning, maintenance, providing janitor services, making repairs, alterations or improvements to the Premises, adjoining premises or the Building, or to have access to or make changes in utilities and services (including underfloor and overhead ducts, air conditioning, heating, plumbing, electrical and telephone facilities and access panels, all of which the Tenant agrees not to obstruct) and (ii) to determine the electric light and power consumption by the Tenant in the Premises and the Tenant shall provide free and unhampered access for such purposes, and shall not be entitled to compensation for any inconvenience, nuisance and discomfort or loss caused thereby, but the Landlord in exercising its rights hereunder shall proceed to the extent reasonably possible so as to minimize interference with the Tenant's use and enjoyment of the Premises. Pivotal premises will be used for confidential work and work products, and strategically sensitive business and technical data. The Landlord shall comply with all Pivotal security and policies for access to and work on the premises.

5.14    EXHIBITING PREMISES

To allow the Landlord or its agents acting reasonably to enter and exhibit the Premises to prospective tenants or purchasers of the Property or the Premises during Normal Business Hours during the Term hereof, and place upon the Building a notice of reasonable dimensions and reasonably placed stating that said Property or the Premises are for sale or for let, which notice the Tenant shall not remove or obscure or permit to be removed or obscured.

5.15    NAME OF BUILDING

Not to refer to the Building by any name other than that designated from time to time by the Landlord, nor to use such name for any purpose other than that of the business address of the Tenant.

5.16    ACCEPTANCE OF Premises

Except as otherwise agreed upon, the Tenant shall examine the Premises before taking possession and the taking of possession shall be conclusive evidence as against the Tenant that at the time thereof the Premises were in good order and satisfactory condition and that all alterations, remodelling, decorating and installation of equipment and fixtures required to be done by the Landlord have been satisfactorily completed save only for such list in writing prepared by the Tenant during a joint inspection by the Landlord and Tenant at the time of taking such possession. Any dispute as to any aspects of the Landlord's Work or completion or adequacy of the Building, the Premises or any part thereof shall be determined by the Landlord's Architect.

5.17    FIRE EXIT DOORS

To permit the installation by the Landlord of all doors in the exterior wall of the Premises necessary to comply with the requirements of any statute, law, by-law, ordinance or regulation referred to in Section 5.09, and to permit ingress and egress to and from the Premises by the Landlord or by other tenants of the Landlord or by their respective employees, servants, workmen and invitees, by use of such doors in case of fire or emergency.


                                    ARTICLE 6

                              LANDLORD'S COVENANTS

The Landlord covenants with the Tenant as follows:

6.01    QUIET ENJOYMENT

That the Tenant paying the Rent hereby reserved at the times and in the manner aforesaid and observing and performing each and every of the covenants, conditions, restrictions and stipulations by the Tenant to be observed or performed shall and may peaceably and quietly possess and enjoy the Premises for the Term hereby granted without any interruption from the Landlord or any other person lawfully claiming by, through, or under it.

6.02    INTERIOR CLIMATE CONTROL

To maintain in the Premises during Normal Business Hours, and to the extent permitted by law by means of a heating and cooling system, conditions of reasonable temperature and comfort as determined by the Landlord in accordance with standards of interior climate control generally pertaining to occupancy of premises for office purposes, but the Landlord shall have no responsibility for any inadequacy of performance of the said system if the Premises depart from the design criteria for such system as determined by the Landlord's Architect. If the use of the Premises or the location of the partitions therein do not accord with the said design criteria and changes in the system are feasible and desirable to accommodate such use or location, the Landlord may make such changes and the Tenant shall pay the direct cost thereof including any consulting fees to the Landlord plus fifteen (15%) percent of such costs. So long as the Landlord makes reasonable efforts to maintain reasonable temperature and comfort it shall not be liable to the Tenant for any failure to so maintain the same and in particular, but without limiting the foregoing, in the event any such system shall become inoperative or shall be damaged or destroyed the Landlord shall have a reasonable time within which to repair or replace such system; PROVIDED ALWAYS that in any event as aforesaid the Landlord shall not be liable for indirect or consequential damages or other damages for personal discomfort or illness.

6.03    ELEVATORS

To furnish for use by the Tenant and its employees and invitees in common with other persons entitled thereto passenger elevator service to the floor on which the Premises or portions thereof are located, and to furnish for the use of the Tenant in common with others entitled thereto at reasonable intervals and at such hours as the Landlord may select, elevator service for the carriage of furniture, equipment, deliveries and supplies, provided however, that if the elevators shall become inoperative or shall be damaged or destroyed the Landlord shall have a reasonable time within which to repair such damage or replace such elevator and the Landlord shall repair or replace the same as soon as reasonably possible, but shall in no event be liable for indirect or consequential damages or other damages for personal discomfort or illness during such period of repair or replacement.

6.04    ENTRANCES, LOBBIES

To permit the Tenant and its employees and invitees to have the use during Normal Business Hours in common with others entitled thereto of the common entrances, lobbies, stairways and corridors of the Building giving access to the Premises (subject to the Rules and Regulations referred to in Article 5.10 and such other reasonable limitations as the Landlord may from time to time impose) ; and to permit access to the Premises outside of Normal Business Hours by the Tenant and its authorized employees subject to such reasonable restrictions for security purposes as the Landlord may impose.

6.05    WASHROOMS

To permit the Tenant and its employees and invitees in common with others entitled thereto to use the washrooms in the Building on the floor or floors on which the Premises are situated and to provide therein normal washroom supplies.

6.06    JANITOR SERVICES

To exclusively provide cleaning and janitorial services throughout the Building (including the Premises) including window cleaning, to a standard and with services consistent with normal standards from time to time for similar buildings in similar locations in the city or town in which the Building is situated, provided that the Tenant shall at the end of each business day leave the Premises in a reasonably tidy condition. With the exception of the obligation to cause such work to be done, the Landlord shall not be responsible for any act or omission on the part of the person or persons, firm or corporation employed to perform such work, and such work shall be done at the Landlord's direction, without interference by the Tenant, its servants, agents or employees.


                                    ARTICLE 7
                        UTILITIES AND ADDITIONAL SERVICES

The Landlord and Tenant further covenant and agree as follows:

7.01    WASHROOMS

The Landlord shall provide hot and cold water to the building standard washrooms on each floor on which the Premises are situate.

7.02    UTILITIES

The Tenant shall pay for the cost of all utilities provided for its exclusive use in the Premises, including without restricting the generality of the foregoing gas, water, electricity, telephone and communication service charges and/or rates relating to services and/or utilities provided for the exclusive use of the Tenant in respect of the Tenant's occupation of the Premises and operation of its business carried on therein or therefrom, including laboratory work and any special systems servicing its own computers or any other machinery.

7.03    ELECTRICITY

The Landlord may from time to time determine the Tenant's electrical consumption in the Premises upon whatever reasonable basis may be selected by it, including without limitation, the metering of electricity either to the Premises or to special equipment therein or by estimating the consumption of the Premises or any special equipment therein having regard to electrical capacity and hours of use. If the Landlord determines that the Tenant's electrical consumption is disproportionate to the electrical consumption of other tenants in the Building, the Landlord may require the Tenant to install at the Tenant's expense a domestic meter for measurement or checking of the Tenant's electrical consumption or any part of such consumption or use; and in that event the Tenant shall pay to the Landlord (or, as required by law, directly to the supplier of the electricity) as and when due from time to time any and all electrical charges for such electrical consumption which is disproportionate as aforesaid and which the Landlord has required to be metered. The Landlord's determination shall be verified by an engineer selected by the Landlord (who may be an employee of the Landlord) and being so verified shall be binding on the parties hereto.

7.04    EXCESS USE

The Tenant's use of electric power in the Premises shall not be for the operation of other than commercial computers for software development, and business administration and management; normal office electrical fixtures, lights, lamps, typewriters, photocopiers, bookkeeping machines, telexes, telecopiers, adding machines and similar small office machines for Tenant's own use solely (the Landlord to determine what equipment is characterizable as "small office machines" and "normal office" equipment), without the prior written consent of the Landlord and shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. As a condition of granting such consent, the Landlord may require the Tenant to pay as Additional Rent the cost of all additional risers and other equipment required therefor as well as the increased cost to the Landlord of the electric power and the Additional Services to be furnished by the Landlord in connection therewith.

7.05    LAMPS

The Tenant shall pay throughout the Term promptly to the Landlord when demanded the cost of maintaining and servicing in all respects all electric lighting fixtures in the Premises including the cost of replacement on a regular basis or otherwise of electric light bulbs, fluorescent tubes, starters and ballasts. Such maintaining, servicing and replacing shall be within the exclusive right of the Landlord and shall be carried out at reasonably competitive rates.

7.06    ADDITIONAL SERVICES

The Landlord, if it shall from time to time so elect, shall have the exclusive right, by way of Additional Services, to provide or have its designated agents or contractors provide any janitor or cleaning services to the Premises required by the Tenant which are additional to those required to be provided by the Landlord under Article 6.06, and to supervise the moving of furniture or equipment of the Tenant and the making of repairs or alterations conducted within the Premises, and to supervise or make deliveries to the Premises. The reasonable cost of Additional Services provided to the Tenant shall be paid to the Landlord by the Tenant from time to time promptly upon receipt of invoices therefor from the Landlord. The Landlord may include as part of its reasonable costs of rendering such Additional Services an administration fee of ten (10%) percent of the cost thereof. Costs of Additional Services recovered directly from the Tenant and other tenants shall not be included in computing Operating Costs.

7.07    EXTRA OPERATING COSTS

The Tenant will pay to the Landlord in the manner in which Operating Costs are paid from time to time hereunder any and all additional costs and expenses of the Landlord which may arise in respect of the use by the Tenant of the Premises for business hours that do not coincide with Normal Business Hours for the Building generally.

7.08    ENERGY CONSERVATION

The Tenant covenants with the Landlord:

        (a) that the Tenant will cooperate with the Landlord in the conservation of all forms of energy in the Building, including without limitation the Premises;

        (b) that the Tenant will comply with all laws, by-laws, regulations and orders relating to the conservation of energy and affecting the Premises or the Building;

        (c) that the Tenant will at its own cost and expense comply with all reasonable requests and demands of the Landlord made with a view to such energy conservation provided that such requests are made in accordance with good management practice and would be made by a prudent owner of like property of like age; and

        (d) that any and all costs and expenses paid or incurred by the Landlord in complying with such laws, by-laws, regulations and orders, so far as the same shall apply to or reasonably be apportioned to the Building by the Landlord, shall be included in the Landlord's Operating Costs.

The Landlord shall not be liable to the Tenant in any way for any loss, costs, damages or expenses whether direct or consequential paid, suffered or incurred by the Tenant as a result of any reduction in the services provided by the Landlord to the Tenant or to the Building as a result of the Landlord's compliance with such laws, by-laws, regulations or orders.

7.09    ALTERATIONS

Where, after substantial completion of the Building, the Landlord is required by law or a competent authority to make alterations to the Premises, then in each year of the Term after completion of such alterations (but not after the cost thereof has been repaid to the Landlord) the Tenant shall pay to the Landlord not less than ten percent (10%) of all costs to the Landlord of making such alterations, and if the Landlord is required to make similar alterations to other portions or areas of the Building the cost of so doing shall be reasonably apportioned by the Landlord to each of the premises.

                                    ARTICLE 8

                         REPAIR, DAMAGE AND DESTRUCTION

The Landlord and Tenant further covenant and agree as follows:

8.01    LANDLORD'S REPAIRS

The Landlord covenants with the Tenant subject to Article 8.03(b) and Article
11.03 hereof and except for reasonable wear and tear and damage not covered by insurance normally maintained by prudent landlords, to keep in a good and substantial state of repair the common entrances, common lobbies, stairways and corridors together with the exterior walls, roof, foundations, and bearing structure of the Building and the pipes, heating and air conditioning, plumbing and electrical wires installed by the Landlord.

8.02    TENANT'S REPAIRS

The Tenant covenants with the Landlord:

(a) subject to Article 8.03(b), to keep in a good and substantial state of repair and decoration to at least the standard existing at the beginning of the Term, the Premises including all Leasehold Improvements and all trade fixtures therein and all glass therein.

(b) that the Landlord may from time to time enter and view the state of repair, and that the Tenant will repair according to notice in writing;

(c) that if any part of the Building including without limitation the structure or the structural elements of the Building, or the systems for interior climate control or for the provision of utilities or services fall into disrepair, or become damaged or destroyed through the negligence or misuse of the Tenant or of its employees, invitees or others over whom the Tenant can reasonably be expected to exercise control, the expense of repairs or replacements thereto necessitated thereby, other than to the extent the same is recovered under a policy of insurance required to be carried by the Landlord hereunder, shall be paid by the Tenant at the Landlord's actual cost plus ten (10%) percent thereof; and

(d) that the Tenant will notify the Landlord immediately upon the Tenant becoming aware of any defect in the Premises or of any other condition which may cause damage to the Premises or the Building.

8.03    ABATEMENT AND TERMINATION

It is agreed between the Landlord and the Tenant that:

(a) (i) In the event of partial destruction (as hereinafter defined) of the Premises by fire, the elements or other cause or casualty, then in such event, if the destruction is such, in the opinion of the Landlord's Architect, that the Premises cannot be used for the Tenant's business until repaired, the Base Rent and Additional Rent shall abate as hereinafter provided until the repair has been made.

If the destruction is such that, in the opinion of the Landlord's Architect, the Premises may be partially used for the Tenant's business while the repairs are being made, then the Base Rent and Additional Rent shall abate in the proportion that the part of the Premises rendered unusable bears to the whole of the Premises, PROVIDED ALWAYS that if the part rendered unusable exceeds one-half (1/2) of the Rentable Area of the Premises there shall be a total abatement of Base Rent and Additional Rent until the repairs have been made unless the Tenant, with the permission of the Landlord, in fact uses the undamaged part in which case the Tenant shall pay proportionate Base Rent and Additional Rent for the part so used (being in the same proportion to the Base Rent and Additional Rent, as the area in square feet of the part of the Premises being used bears to the Rentable Area of the Premises). "Partial destruction" shall mean any damage to the Premises less than total destruction (as hereinafter defined), but which renders all or any part of the Premises temporarily unfit for use by the Tenant for the Tenant's business. A certificate of the Landlord's Architect as to whether the whole or a part of the Premises is rendered unusable, and certifying the extent of the part rendered unusable, shall be binding and conclusive upon both Landlord and Tenant for the purposes hereof. If the partial destruction is repaired within fifteen
(15) days after the date of destruction there shall be no abatement of Rent.

(ii) In the event of partial destruction (as hereinbefore defined) the Landlord shall, to the extent of proceeds of insurance it receives, repair and restore the Premises according to the nature of the damage with all reasonable diligence, except for improvements installed by or on behalf of the Tenant which the Tenant shall repair and restore, in both cases, to substantially the condition the Premises and those improvements were in immediately before such destruction occurred, but to the extent that any part of the Premises is not reasonably capable of use by reason of damage which the Tenant is obligated to repair hereunder, any abatement of Rent to which the Tenant is otherwise entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence. To the extent the Landlord receives proceeds of insurance respecting damage the Tenant is to repair, the Landlord will turn over those proceeds upon the Tenant completing such repair.

Notwithstanding anything herein otherwise contained, there shall be no abatement of Rent if the damage is caused by wilful act or neglect of the Tenant.

(b) (i) In the event of the total destruction (as hereinafter defined) of the Premises by fire, the elements or other cause or casualty, then in such event the Landlord may at its option, to be exercised within sixty (60) days of the date of such total destruction, terminate this Lease effective from the date when such destruction occurs. Upon the Landlord exercising such option the Tenant shall immediately surrender the Premises and all its interest therein to the Landlord and the Tenant shall pay Base Rent and Additional Rent to the time of such destruction and the Landlord may re-enter and repossess the Premises discharged of this Lease. Upon such termination the Tenant shall remain liable to the Landlord for all sums accrued due to the Landlord pursuant to the terms hereof to the date of such destruction. If the Landlord does not exercise its option of termination the provisions of repair and restoration set forth in Article 8.03(a)(ii) shall apply. "Total destruction" shall mean such damage to the Premises that renders same unfit for use by the Tenant for the Tenant's business and which cannot reasonably be repaired within six (6) months of the date of the destruction to the state wherein the Tenant could use substantially all of the Premises for its business. A certificate of the Landlord's Architect certifying that "total destruction" has occurred shall be binding and conclusive upon both Landlord and Tenant for the purposes hereof.

(ii) Notwithstanding the foregoing provisions concerning total or partial destruction of the Premises, in the event of total or partial destruction of the Building of which the Premises form a part (and whether or not the Premises are destroyed) to such a material extent or of such a nature that in the opinion of the Landlord the damage to the Building cannot be repaired within one hundred and eighty (180) days from the date of destruction or the Building must be or should be totally or partially demolished, whether to be reconstructed in whole or in part or not, then the Landlord may, at its option (to be exercised within sixty (60) days from the date of total or partial destruction) give notice to the Tenant that this Lease is terminated with effect from the date stated in the notice. if the Tenant is able effectively to use the Premises after the destruction, such date of termination shall be not less than thirty (30) days from the date of the notice. If the Tenant is unable effectively to use the Premises after the destruction, the date given in the notice shall be the date of termination. Upon such termination, the Tenant shall immediately surrender the Premises and all its interest therein to the Landlord and the Base Rent and Additional Rent shall abate and be apportioned to the date of termination and the Tenant shall remain liable to the Landlord for all sums accrued due pursuant to the terms hereto to the date of termination. The Landlord's Architect shall determine whether the Premises can or cannot be effectively used by the Tenant and his certificate thereon shall be binding and conclusive upon both Landlord and Tenant for the purposes hereof.

(iii) In none of the cases aforesaid shall the Tenant have any claim upon the Landlord for any damages sustained by it nor shall the Landlord be obligated to rebuild the Building or any part thereof in accordance with the original plans and specifications therefor. No damages, compensation or claim whatsoever shall be payable by the Landlord for inconvenience, loss of business or annoyance or other loss or damage whatsoever arising from the occurrence of any such damage or destruction of the Premises or of the Building and/or the repair or restoration thereof.

                                    ARTICLE 9

                      LICENSES, ASSIGNMENTS AND SUBLETTINGS

The Landlord and Tenant further covenant and agree as follows:

9.01    LICENSES

The Tenant shall not suffer or permit any part of the Premises to be used or occupied by any persons other than the Tenant, any assignees or subtenants permitted under Article 9.02 and the employees of the Tenant and any such permitted assignee or subtenant, or suffer or permit any part of the Premises to be used or occupied by any licensee or concessionaire, or suffer or permit any persons to be upon the Premises other than the Tenant, such permitted assignees or subtenants and their respective employees, customers and others having lawful business with them.

9.02    ASSIGNMENTS AND SUBLETTINGS

(a) The Tenant shall not assign or mortgage this Lease or sublet the whole or any part of the Premises unless it shall have first requested and obtained the consent in writing of the Landlord, thereto, such consent to assign or sublet shall not be unreasonably withheld. Any request for such consent shall be in writing and shall be accompanied by a true copy of any offer to take an assignment or sublease which the Tenant may have received as well as a copy of the proposed assignment or sublease or mortgage and the Tenant shall furnish to the Landlord all information available to the Tenant or requested by the Landlord as to the business and financial responsibility and standing of the proposed assignee or subtenant.

(b) If the Landlord consents to the Tenant's request for consent to assign or sublet, which consent will not be unreasonably withheld, or mortgage, which consent may be arbitrarily withheld, or if a consent to assign, mortgage or sublet is obtained by order of a Court of competent jurisdiction, the Tenant shall assign, mortgage or sublet, as the case may be, only upon the terms submitted to the Landlord as aforesaid and not otherwise, PROVIDED THAT no such assignment, mortgaging or subletting shall:

(i) in any manner or extent release or relieve the Tenant from the performance or observance of any of its covenants or obligations hereunder including, without limiting the generality of the foregoing, the performance or observance of the covenants and obligations hereunder required to be performed or observed during any renewal or extension of the Term in accordance with the provisions of this Lease, notwithstanding that such renewal or extension arises after the date of such assignment, mortgaging or subletting and notwithstanding that the Base Rent is increased for such period of renewal or extension;

(ii) in the case of an assignment or subletting, be made other than to responsible persons, firms, partnerships or bodies corporate who undertake by agreement in writing with the Landlord to perform and observe the obligations of the Tenant hereunder;

(iii) be made unless the Tenant is not in default of any of its obligations under this Lease;

(iv) in the case of an assignment or subletting, be made to any person, firm, partnership or body corporate who intends to or does use the Premises for any business or use which is prohibited hereunder or which the Landlord is obliged to restrict by reason of any other lease or contract relating to the Building, or any use, purpose or business (other than the Permitted Use) to which the Landlord in its entire discretion may object; and

PROVIDED THAT no such mortgage shall:

(i)     be made unless the mortgagee covenants to pay to the

Landlord all sums payable by the Tenant hereunder including all arrears) during any period the mortgagee actually or constructively occupies the Premises and to otherwise perform and observe the obligations of the Tenant hereunder during any such period; and

(ii) unless the mortgagee covenants that any assignment or sublease it may wish to make shall be subject to all the same terms affecting an assignment or subletting made by the Tenant.

(c) The Landlord's consent to any assignment or sublease shall not be or operate as a consent to any further assignment or sublease; and the Landlord's prior consent in writing shall be required for each and every assignment or sublease.

(d) If the Tenant is a corporation, other than a corporation the shares of which are listed on any recognized stock exchange, effective control of the corporation shall not be changed directly or indirectly by a sale, encumbrance or other disposition of shares or otherwise howsoever without the Tenant first obtaining the written consent of the Landlord; provided that the Landlord's consent shall not be required for any sale or other disposition of shares by present shareholders to and between themselves or in the event of any transmission of shares on death or by operation of law and provided further that the Landlord's consent shall not be unreasonably withheld where control of the Tenant is to pass to a subsidiary or parent of the Tenant.

(e) Whether or not the Landlord consents to any request of the Tenant for an assignment, subletting or mortgage, the reasonable costs incurred by the Landlord in considering and processing the request for consent and in completing any of the documentation involved in implementing such assignment, subletting or mortgage shall be for the Tenant's account and payable forthwith on demand by the Tenant to the Landlord.

(f) The Landlord may sell, transfer, lease, mortgage, encumber or otherwise deal with the Property or any portion thereof or any interest of the Landlord therein, in every case without the consent of the Tenant, and without restriction, and to the extent that any purchaser, transferee or lessee from the Landlord has become bound by and covenanted to perform the covenants and obligations of the Landlord under this Lease, the Landlord shall without further written agreement be freed and relieved of liability upon such covenants and obligations.

                                   ARTICLE 10

                            FIXTURES AND IMPROVEMENTS

The Landlord and Tenant further covenant and agree as follows:

10.01   INSTALLATION OF FIXTURES & IMPROVEMENTS

(a) The Tenant will not make, erect, install or alter any Leasehold Improvements or trade fixtures in the Premises without having requested and obtained the Landlord's prior written approval, which the Landlord shall not unreasonably withhold.

(b) In making, erecting, installing or altering any Leasehold Improvements or trade fixtures the Tenant will not alter or interfere with any installations which have been made by the Landlord without the prior written approval of the Landlord, and in no event shall alter or interfere with or affect the structural elements or the strength or outside appearance of the Building, or the mechanical, electrical, plumbing and climate control systems thereof or the window coverings installed by the Landlord on exterior and atrium windows.

(c) The Tenant's request for any approval hereunder shall be in writing and accompanied by an adequate description of the contemplated work and, where appropriate, working drawings and specifications therefor. Any out-of-pocket expense incurred by the Landlord in connection with any such request for approval shall be deemed incurred by way of an Additional Service. All work to be performed in the Premises shall be performed by competent contractors and subcontractors of whom the Landlord shall have approved (such approval not to be unreasonably withheld, but provided that the Landlord may require that the Landlord's contractors and subcontractors be engaged for any mechanical or electrical work) and by workmen whose labour affiliations are compatible with those of workmen employed by the Landlord and its contractors and subcontractors. At the option of the Landlord, all such work shall be subject to inspection by and the reasonable supervision of the Landlord. There will be no charge for Additional Work provided the Tenant is overseeing the work, but the Landlord will retain the right to inspections and approvals. If the Landlord has to take over supervision and administration of the Work in the absence of supervision and inspection by the Tenant, only then will the fee for "Additional Work" take effect. All work shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord (including without limitation the examination by the Landlord's Architect or other experts of the detailed drawings and specification as an Additional Service and contractor's liability insurance in reasonable amounts) and completed in a good workmanlike manner in accordance with the description of the work approved by the Landlord.

10.02   LIENS AND ENCUMBRANCES ON FIXTURES & IMPROVEMENTS

In connection with the making, erection, installation or alteration of Leasehold Improvements and trade fixtures and all other work or installations made by or for the Tenant in the Premises the Tenant shall comply with all the provisions of the applicable provincial legislation in respect of builders' lien and worker's compensation and other statutes from time to time applicable thereto (including any provision requiring or enabling the retention of portions of any sums payable by way of holdbacks) and except as to any such holdback shall promptly pay all accounts relating thereto. The Tenant will not create or cause to be created any mortgage, conditional sale agreement, lease or other encumbrance in respect of the Leasehold Improvements or permit any such mortgage, conditional sale agreement, lease or other encumbrance in respect of the Leasehold Improvements or permit any such mortgage, conditional sale agreement or other encumbrance to attach to the Premises or the Building or any part thereof. If and whenever any builders' or other lien for work, labour, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims therefor shall arise or be filed or any such mortgage, conditional sale agreement, lease or other encumbrance shall attach, the Tenant shall within four (4) days after receipt of notice thereof procure the discharge thereof, including any certificate of lis pendens registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law, and failing which the Landlord may in addition to all other remedies hereunder avail itself of its remedy under Article 13.01 and may make any payments required to procure the discharge of any such liens or encumbrances, and shall be reimbursed by the Tenant as provided in Article 13.01, and its right to reimbursement shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrance so discharged was without merit or excessive or subject to any abatement, set-off or defence.

10.03   TENANT'S GOODS

The Tenant covenants that it will not sell, dispose of or remove any of the trade fixtures, goods or chattels of the Tenant from or out of the Premises during the Term without the consent of the Landlord, unless the Tenant is substituting new trade fixtures, goods or chattels of equal value or is bona fide disposing of individual items which have become excess for the Tenant's purposes in the normal course of its business. The Tenant further covenants that it will at all times have and retain full legal and beneficial ownership of its trade fixtures, goods and chattels and will not permit them to be or become subject to any lien, mortgage, charge, encumbrance or title retention agreements except such as are bona fide incurred for the purpose of financing the purchase of such trade fixtures, goods or chattels.

10.04   REMOVAL OF FIXTURES AND IMPROVEMENTS

All Leasehold Improvements in or upon the Premises installed or affixed by the Tenant shall immediately upon termination of this Lease be and become the Landlord's property without compensation therefor to the Tenant. Except to the extent herein or otherwise expressly agreed by the Landlord in writing, no Leasehold Improvements, trade fixtures, furniture or equipment shall be removed by the Tenant from the Premises either during or at the expiration or sooner termination of the Term, except that (a) the Tenant, if not in default hereunder, may at the end of the Term remove its trade fixtures, furniture and equipment; and (b) the Tenant shall at the end of the Term remove such of its trade fixtures, furniture, equipment and Leasehold Improvements installed by it as the Landlord shall require to be removed. The Tenant shall, in the case of every removal either during or at the end of the Term, make good any damage caused to the Premises and/or the Building by the installation and removal.

                                   ARTICLE 11

                       INSURANCE, LIABILITY AND INDEMNITY

11.01   LANDLORD'S INSURANCE

The Landlord shall throughout the Term provide and keep in force or cause to be provided and kept in force:

(a) fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devices) or alternatively at Landlord's option, all risk insurance in respect of the Building and its fixed improvements including all rentable premises including the Premises but excluding tenant's fixtures and (except to the extent that the Landlord elects to insure them) Leasehold Improvements installed or constructed by tenants including the Tenant;

(b) loss of rental income insurance relating to rental abatement contemplated in Article 8.03;

(c) if any boilers or pressure vessels are operated in the Building other than in any rentable premises therein, boiler and pressure vessel insurance with respect thereto;

(d) comprehensive general business liability insurance with respect to the operation of the Building for personal and bodily injury or death and damage to property of others; and

(e) insurance against any other occurrences and in such amounts as the Landlord may deem prudent.

Insurance effected by the Landlord under this clause shall be with insurers duly licensed to transact insurance in British Columbia and shall be in amounts which the Landlord shall from time to time determine as being reasonable and sufficient, shall be subject to such reasonable deductibles and exclusions as the Landlord may determine, and shall otherwise be upon such terms and conditions as the Landlord shall from time to time determine as being reasonable and sufficient.

11.02   TENANT'S INSURANCE

The Tenant shall throughout the Term provide and keep in force:

(a) fire insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and water damage generally) in respect of the Tenant's fixtures, furniture, equipment, inventory and stock-in-trade, the Tenant's Leasehold Improvements to the extent that the Landlord has not elected to insure them pursuant to Article 11.01, and such other property in or forming part of the Premises (not being property which the Landlord is bound to insure pursuant to Article 11.01) as the Landlord may from time to time require;

(b)     plate and other glass insurance;

(c) if any boiler or pressure vessel is operated in the Premises, boiler and pressure vessel insurance with respect thereto;

(d) comprehensive general business liability insurance with respect to the business carried on in or from the Premises and the use and occupancy thereof for personal and bodily injury or death and damage to property of others; and

(e) Tenant's legal liability insurance and such other forms of insurance including business interruption insurance as the Landlord may reasonably require.

Insurance effected by the Tenant under this clause shall be with insurers duly licensed to transact insurance in British Columbia, shall be in amounts which the Landlord shall from time to time determine as being reasonable and sufficient (and, without limiting the generality of the foregoing, in the case of insurance under paragraphs (a), (b) and (c) shall be on a full replacement cost basis subject only to such deductibles and exclusions as the Landlord may approve and in the case of insurance under paragraph (d) shall have original limits not less than $2,000,000 in respect of any one accident or occurrence), shall permit the release of the Landlord from certain liability as set out in
Article 11.03, shall include the Landlord as an additional named insured, and shall otherwise be upon such terms and conditions as the Landlord shall from time to time require as being reasonable and sufficient. At the request of the Landlord the Tenant shall file with the Landlord such copies of current policies or certificates or other proofs as may be required to establish the Tenant's insurance coverage in effect from time to time and the payment of premiums thereon, and if the Tenant fails to insure or pay premiums or to file satisfactory proof thereof as so required, the Landlord may without notice to the Tenant effect such insurance and recover any premiums paid therefor from the Tenant on demand. All such policies of insurance shall contain an undertaking by the insurance company to notify the Landlord in writing thirty (30) days prior to any material change in any such policies. To the extent applicable, the Tenant agrees to use the proceeds of insurance to restore the Premises to the condition existing immediately prior to any loss or damage.

11.03   LIMITATION OF LANDLORD'S LIABILITY

The Landlord shall not be liable or in any way responsible to the Tenant in respect of any loss, injury or damage suffered by the Tenant or its employees, invitees or licensees, or others unless resulting from the negligence of the Landlord but in no event shall the Landlord be liable for loss, injury or damage:

(a) to any property of the Tenant or others from theft, damage or any other cause;

(b) caused to any persons or property by fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Building including the Service Areas or from any pipes, appliances or plumbing work therein, or by dampness;

(c) caused by other tenants or occupants or persons or the public in or about the Premises or other rentable premises, the Service Areas or elsewhere in the Building, or caused by operations in the conduct of any private or public work;

(d) of the nature of indirect or consequential loss, injury or damage of any nature whatsoever including without limitation matters affected by interruptions in the supply of water, electricity, heating, air conditioning and other utilities; or

(e)     required to be insured by the Tenant under the provisions of Article
11.02.

11.04  INDEMNITY

Notwithstanding any other provision of this Lease to the contrary the Tenant shall be liable to the Landlord for and shall hold harmless and indemnify the Landlord from and against:

all costs, liabilities, claims, damages, expenses, suits or actions (including, without limiting the generality of the foregoing, direct losses, costs, damages and expenses of the Landlord, including solicitor-client costs) resulting from:

(a) any breach, violation, or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of the Tenant to be fulfilled, kept, observed or performed;

(b) any damage to property, including property of the Landlord, occasioned by the operation of the Tenant's business on, or the Tenant's occupation of, the Premises or arising out of any work done by, or any act, neglect, or omission of, the Tenant or its employees, agents, contractors, invitees, concessionaires, or licensees in or about the Building;

(c) any injury to person or persons, including death at any time resulting therefrom, occasioned by the operation of the Tenant's business on, or the Tenant's occupation of, the Premises or arising out of any work done by, or any act, neglect, or omission of, the Tenant or its employees, agents, contractors, invitees, concessionaires, or licensees in or about the Building; such covenant of the Tenant to survive the expiration or sooner termination of the Term, notwithstanding anything herein to the contrary.

                                   ARTICLE 12

            SUBORDINATION, ATTORNMENT, REGISTRATION AND CERTIFICATES

The Tenant agrees with the Landlord that:

12.01   SUBORDINATION AND ATTORNMENT

This Lease shall, at the option of the Landlord or the mortgagee under any mortgage or the trustee under any trust deed or trust indenture, now or hereafter existing, (such mortgagee or trustee being in this Article 12.01 called the "Holder" and such mortgage or trust deed or trust indenture being called the "Security") affecting the Lands or Building, exercisable at any time and from time to time by the Landlord or such Holder, be either subject and subordinate to such Security and accordingly not binding upon such Holder or, alternatively, prior to such Security and binding upon such Holder. On request at any time and from time to time, the Tenant shall either postpone and subordinate this Lease with the intent and effect that this Lease and all rights of the Tenant shall be subject to the rights of such Holder as fully as if the Security, regardless of when made, had been made prior to the making of this Lease or, alternatively, to attorn to such Holder and become bound to it as its tenant of the Premises for the then unexpired residue of the Term and upon the terms and conditions contained in this Lease, in each case as the Landlord or such Holder may require, without limiting the foregoing (and notwithstanding that any of previous attornment or subordination in favour of such Holder shall have been given) the Tenant shall execute promptly the appropriate instrument of postponement and subordination or alternatively the right instrument of attornment, as the case may be, in order to give effect to the foregoing.

12.02   REGISTRATION

The Tenant will not register this Lease in the Land Title Office.

12.03   CERTIFICATES

The Tenant shall within ten (10) days of receipt of notice in writing from Landlord execute and deliver to the Landlord and if required by the Landlord, to any mortgagee (including any trustee under a trust deed or trust indenture) designated by the Landlord a confirmation in writing as to the status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the rental payable hereunder and the state of the accounts between the Landlord and Tenant, the existence or non-existence of defaults, the Rentable Area of the Premises, and any other matters pertaining to this Lease as to which the Landlord shall request confirmation. Such certificate to be substantially in the form attached hereto as Schedule "D".

                                   ARTICLE 13

                    REMEDIES OF LANDLORD AND TENANT'S DEFAULT

The Landlord and Tenant further covenant and agree as follows:

13.01   REMEDYING BY LANDLORD, NON-PAYMENT AND INTEREST

In addition to all rights and remedies of the Landlord available to it in the event of any default hereunder by the Tenant either by any other provision of this Lease or by statute or common law, the Landlord:

(a) shall have the right (but shall not be obligated to) at all times to remedy or attempt to remedy any default of the Tenant, and in so doing may make any payments due or alleged to be due by the Tenant to third parties and may enter upon the Premises to do work or other things therein, and in such event all expenses of the Landlord in remedying or attempting to remedy such default shall be payable by the Tenant to the Landlord forthwith upon demand, together with a fee for supervision for carrying out the Tenant's obligations in an amount equal to ten (10%) percent of the cost of repairs or other work carried out by or under the supervision of the Landlord which amount shall be in addition to the incurred costs of such work together with interest at a rate of six (6%) percent per annum above the Prime Rate from time to time on the aggregate of the foregoing from the date funds were expended by the Landlord until actual payment thereof by the Tenant;

(b) may recover as Additional Rent all sums paid or expenses incurred hereunder by the Landlord, which ought to have been paid or incurred by the Tenant, or for which the Landlord hereunder is entitled to reimbursement from the Tenant, and any interest owing to the Landlord hereunder by any and all remedies available to it for the recovery of Base Rent in arrears;

(c) if the Tenant shall fail to pay any Rent or other amount from time to time payable by it to the Landlord hereunder promptly when due, shall be entitled to interest thereon at a rate of six (6%) percent per annum above the Prime Rate from time to time from, except where interest commences to accrue earlier pursuant to Article 13.01(a), the date upon which the same was due until actual payment thereof.

13.02   REMEDIES CUMULATIVE

The Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of any default hereunder by the Tenant, either by any provision of this Lease or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord by statute or the general law.

13.03   RIGHT OF RE-ENTRY ON TERMINATION

If this Lease shall have become terminated pursuant to any provision hereof, or if the Landlord shall have become entitled to terminate this Lease and shall have given notice terminating it pursuant to any provision hereof, then and in every such case it shall be lawful for the Landlord thereafter to enter into and upon the Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate.

13.04   RE-ENTRY AND TERMINATION

If and whenever the Landlord becomes entitled to or does re-enter the Premises under any provision of this Lease, the Landlord, in addition to all other rights and remedies, shall have the right to terminate this Lease forthwith by leaving upon the Premises notice in writing of such termination, and in such event the Tenant shall forthwith vacate and surrender the Premises.

13.05   RIGHTS ON RE-ENTRY

Whenever the Landlord becomes entitled to re-enter upon the Premises under any provision of this Lease, the Landlord in addition to all other rights it may have shall have the right to enter the Premises, as agent of the Tenant, either by force or otherwise without being liable for any loss or damage occasioned thereby and to relet them and to receive the rent therefor and as the agent of the Tenant to take possession of any furniture or other property thereon and to sell the same at public or private sale without notice and to apply the proceeds thereof and any rent derived from reletting the Premises, after deducting its costs of conducting such sale and its cost of reletting, upon account of the Rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for the deficiency, if any.

13.06   DISTRESS

The Tenant waives and renounces the benefit of any present or future law taking away or limiting the Landlord's right of distress on the property of the Tenant and, notwithstanding any such law, the Landlord may seize and sell the Tenant's goods and chattels, excepting for records and reports of a confidential nature, whether within the Premises or removed therefrom and apply the proceeds of such sale upon Rent and all other amounts outstanding including the cost of the seizure and sale in the same manner as might have been done if such law had not been passed. The Tenant further agrees that if it leaves the Premises leaving any Rent or other amounts provided to be paid under this Lease unpaid, the Landlord, in addition to any remedy otherwise provided at law or in equity, may seize the goods and chattels of the Tenant at any place to which the Tenant or any other person may have removed them from the Premises in the same manner as if such goods and chattels had remained upon the Premises. For the purposes of making any such distress the Landlord, by itself, its agents and bailiffs may break open any door or window and enter upon the Premises at any time after Rent or other monies shall accrue due.

13.07   PAYMENT OF RENT, ETC., ON TERMINATION

If the Landlord shall re-enter and this Lease shall be terminated as provided for herein, then the Tenant shall pay to the Landlord on demand:

(a) Rent up to the time of re-entry or termination whichever shall be the later plus accelerated, Rent as herein provided;

(b)     all other amounts payable hereunder until such time;

(c) such expenses as the Landlord may incur or have incurred in connection with re-entering or terminating and reletting, or collecting sums due or payable by the Tenant or realizing upon


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


assets seized including brokerage, legal fees and disbursements (on a solicitor-client basis), and the expense of keeping the Premises in good order, repairing the same and preparing them for reletting; and

(d) as liquidated damages for the loss of Rent and other income of the Landlord expected to be derived from the Lease during the period which would have constituted the unexpired portion of the Term had it not been terminated, the amount, if any, by which the rental value of the Premises for such period established by reference to the terms and provisions of this Lease exceeds the rental value of the Premises for such period established by reference to the terms and provisions upon which the Landlord relets them, if such reletting is accomplished within a reasonable time after termination of this Lease, and otherwise with reference to all market and other relevant circumstances. Rental value is to be computed in each case by reducing to present worth at an interest rate equal to the then current Prime Rate all Rent and other amounts to become payable for such period and where the ascertainment of amounts to become payable requires it, the Landlord may make estimates and assumptions of fact which shall govern unless shown to be unreasonable or erroneous.

                                   ARTICLE 14

                          CANCELLATION OF INSURANCE AND
                            EVENTS TERMINATING LEASE

The Landlord and Tenant further covenant and agree as follows:

14.01   CANCELLATION OF INSURANCE

If any policy of insurance upon the Building from time to time effected by the Landlord shall be cancelled or be about to be cancelled by the insurer or an insurer shall refuse or decline to place or renew insurance by reason of the use or occupation of the Premises by the Tenant or any assignee, subtenant or licensee of the Tenant or anyone permitted by the Tenant to be upon the Premises and the Tenant after receipt of notice in writing from the Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable the Landlord to reinstate, renew, replace or avoid cancellation of (as the case may be), such policy of insurance, without limitation to any other right or remedy of the Landlord under this Lease, the Landlord may at its option, at any time and without notice enter upon the Premises and remove the said use or condition in which event the Tenant shall forthwith on demand pay to the Landlord the cost to the Landlord related to such removal together with a supervisory fee of fifteen (15%) percent of such cost and with interest on the aggregate of the foregoing from the date funds were expended by the Landlord until actual payment thereof.

14.02   DEFAULT

If and whenever:

(a) the Rent hereby reserved, or any part thereof, be not paid when due, or there is non-payment of any other sum which the Tenant is obligated to pay under any provisions hereof, and in either case such default shall continue for ten
(10) days after notice by the Landlord requiring the Tenant to rectify the same; or

(b) the Term or any goods, chattels, equipment or other personal property of the Tenant shall at any time be taken or be exigible in execution or attachment or if a writ of execution shall issue against the Tenant, or the Tenant shall attempt or threaten to move its goods, chattels or equipment out of the Premises (other than in the ordinary course of its business or as permitted hereunder) or shall, for a period of ten (10) consecutive days (without the prior written consent of the Landlord) fail to conduct business from the Premises; or

(c) the Premises shall be vacated or abandoned or remain unoccupied for fifteen
(15) days or more while capable of being occupied; or

(d) the Tenant shall become insolvent or commit an act of bankruptcy or become bankrupt or take the benefit of any Act that may be in force for bankrupt or insolvent debtors or, if the Tenant is a corporation, become, involved in a winding up proceeding or other proceeding for the termination of its corporate existence or if a receiver shall be appointed for the business, property, affairs or revenues of the Tenant or if any governmental authority should take possession of the business or property of the Tenant or the Tenant shall make a general assignment for the benefit of creditors; or


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


(e) without the written consent of the Landlord, the Premises shall be used by any persons other than the Tenant or its permitted assigns or sub-tenants or for any purpose other than that for which they were leased, or shall be occupied by any person whose occupancy is prohibited by this Lease; or

(f) the Tenant shall assign or sublet or purport to assign or sublet any portion or all of the Term or the Premises without the written consent of the Landlord or control of the Tenant, if a corporation, is changed without the prior written consent of the Landlord, in either case as required pursuant to Article 9; or

(g) the Tenant shall fail to remedy any condition giving rise to cancellation, threatened cancellation, reduction or threatened reduction of any insurance policy on the Property or any part thereof within twenty four (24) hours after notice thereof by the Landlord; or

(h) the Tenant shall breach or fail to observe or perform any other of the covenants, agreements, provisions, stipulations and conditions herein to be observed, performed and kept by the Tenant and shall persist in such failure for ten (10) days after notice by the Landlord requiring that the Tenant remedy, correct, desist or comply (or in the case of any such breach which reasonably would require more than ten (10) days to rectify unless the Tenant shall commence rectification within the said ten (10) day period and thereafter promptly and diligently and continuously proceed with the rectification of the breach); then and in any of such cases, at the option of the Landlord, the full amount of the current month's and the next three (3) months' monthly Rent shall immediately become due and payable and the Landlord may without notice or any form of legal process forthwith re-enter upon and take possession of the Premises or any part thereof in the name of the whole and remove and sell the Tenant's goods, chattels and equipment therefrom any rule of law or equity to the contrary notwithstanding; and the Landlord may seize and sell such goods, chattels and equipment of the Tenant as are in the Premises or at any place to which the Tenant or any other person may have removed them in the same manner as if they had remained and been distrained upon the Premises; and such sale may be effected in the discretion of the Landlord either by public auction or by private treaty, and either in bulk or by


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


individual item, or partly by one means and partly by another, all as the Landlord in its entire discretion may decide.

                                   ARTICLE 15

                                  MISCELLANEOUS

The Landlord and Tenant further covenant and agree as follows:

15.01          NOTICES

All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if personally served or sent by registered mail (postage prepaid with return receipt requested) or sent by telegram with report of delivery to the Landlord or the Tenant at the addresses hereinbefore set forth or in the case of the Tenant at the Premises in lieu of the address hereinbefore set forth. Provided, however, that such address may be changed upon five (5) business days written notice thereof, similarly given, to the other party.

The date of receipt of any such notice, demand, request, consent, approval or other instrument shall be deemed to be as follows:

(a) in the case of personal service, the date of service;

(b) in the case of registered mail, the fifth (5th) business day following the date of delivery to the Post Office, provided, however, that in the event of an interruption of normal mail service receipt shall be deemed to be the fifth
(5th) business day following the date on which normal mail service is restored;

(c) in the case of telegram, the business day next following the day of sending.

Any notices required or permitted to be given by the Landlord pursuant to the terms of this Lease may be served by the Landlord, its lawyer or its managing agent.

15.02     ENTIRE AGREEMENT

The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied relating to this Lease or the Premises save as expressly set out in this Lease and the Offer to Lease preceding this Lease. This Lease may not be modified except by an agreement in writing executed by the Landlord and the Tenant.

15.03     AREA DETERMINATION

In the event that any calculation or determination by the Landlord of the Rentable Area of any premises (including the Premises) of the Building is disputed or called into question, it shall be calculated or determined by an independent professional, whose certification shall be conclusive, the cost of such remeasurement to be paid by and borne by the party so disputing or calling into question the previous calculation or determination. The Landlord may at any time convert all measurements relating to this Lease to metric measurements and the Lease shall be appropriately modified.

15.04     SUCCESSORS AND ASSIGNS, INTERPRETATION

This Lease and everything herein contained shall enure to the benefit of and be binding upon the successors and assigns of the Landlord and the heirs, executors, administrators, successors and permitted assigns of the Tenant. References to the Tenant shall be read with such changes in gender as may be appropriate, depending on whether the Tenant is a male or female person or a firm or corporation, and if the Tenant is more than one person or entity, the covenants of the Tenant shall be deemed joint and several.

15.05     FORCE MAJEURE

Save and except for the obligations of the Tenant as set forth in this Lease to pay Base Rent, Additional Rent, rent and any other monies required to be paid to the Landlord, if either party shall fail to meet its obligations hereunder within the time prescribed, and such failure shall be caused or materially contributed to by any cause beyond the reasonable control of such party (but lack of funds on the part of such party shall be deemed not to be a force majeure), such failure shall be deemed not to be a breach of the obligations of such party hereunder but such party shall use reasonable diligence to put itself in a position to carry out its obligations hereunder, and the time for fulfillment of such obligation shall be extended for the period in which such circumstance operates to delay or prevent the fulfillment thereof and the other party to this Lease shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

15.06          WAIVER

Failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any right or option herein contained shall not be construed as a waiver or relinquishment of any such covenant, condition, right or option, but the same shall remain in full force and effect. The Tenant undertakes and agrees, for itself and for any person claiming to be a subtenant or assignee, that the acceptance by the Landlord of any rent from any person other than the Tenant shall not be construed as a recognition of any rights not herein expressly granted, or as a waiver of any of the Landlord's rights, or as an admission that such person is, or as a consent that such person shall be deemed to be, a subtenant or assignee of this Lease, irrespective of whether the Landlord or said person claims that such person is a subtenant or assignee of this Lease. The Landlord may accept rent from any person occupying the Premises at any time without in any way waiving any right under this Lease.

15.07           GOVERNING LAW, COVENANTS, SEVERABILITY

This Lease shall be governed by and construed in accordance with the laws of the Province of British Columbia in which the Building is situate. The Landlord and the Tenant agree that all of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate section hereof. Should any provision or provisions of this Lease be illegal or not enforceable, it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

15.08           HEADINGS, CAPTIONS

The headings and captions appearing in this Lease have been inserted for convenience of reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provisions hereof.

15.09           TIME FOR PAYMENT

Unless otherwise expressly provided in this Lease, all amounts (other than Rent) required to be paid by the Tenant to the Landlord pursuant to this Lease shall be payable on demand at the place designated by the Landlord for payment of Rent and if not so paid within ten (10) days of such demand be treated as Rent in arrears.

15.10           TIME OF ESSENCE

Time shall be of the essence of this Lease.

15.11           COMMUNICATIONS EQUIPMENT

The Tenant shall be responsible for the installation and maintenance of its telephones, computers and special communications equipment. The Landlord gives the Tenant permission to install one (1) low power microwave dish on the roof/balcony or within the Premises. All associated costs will be paid for by the Tenant.

15.12           SIGNAGE

The Tenant at its expense, shall have the right to install two (2) back-lit signs, location to be mutually agreed to by both parties. Design and size to be approved by the Landlord in writing.

15.13           RIGHT OF FIRST REFUSAL

As and when any portion of the premises currently occupied by Public Works Canada, described as the 4th, 5th and 6th floors of the Building, becomes available for lease, and Public Works Canada decides not to renew or extend its Lease on all or any portion of the Premises currently occupied by Public Works Canada, the Landlord will deliver written notice to the Tenant setting out the portion of the Premises coming available for Lease, the date it is available and the terms the Landlord is willing to accept for the Lease, including, but not limited to Base Rent. The Tenant shall have twenty (20) days from the receipt of the offer (the "Acceptance Period") to accept the terms of the offer by notice in writing to the Landlord. If the Tenant decides to lease only a portion of the Premises becoming available for lease, the Landlord, acting reasonably, will determine how the Premises may be redemised in a manner that allows for optimum leasing results and the tenant will have first choice of premises in the newly demised plan.

Should the Landlord decide to convert the Restaurant space on the 2 d floor into office space and decides to market this space as office space the Tenant will have the right to lease this space on the same terms and conditions as set out above for the 4th, 5th and 6th floors.

If the Tenant is not in agreement with the Landlord's determination of Base Rent, the Tenant will have five (5) days from the commencement of the "Acceptance Period" to notify the Landlord in writing and the Landlord will retain a certified Real Estate Appraiser to prepare an appraisal of Prevailing Market Rates for Base Rents. The cost of such appraisal to be borne equally by the Landlord and the Tenant. The Tenant shall have ten (10) days from receipt of the Appraisal to accept the Offer based on the prevailing market rates set out by the Appraisal.

In the event the Tenant exercises its rights to lease all or a portion of the Premises becoming available for lease, the term shall be coterminous with this Lease.

If the Tenant does not accept the Offer in writing within the Acceptance Period, or within ten (10) days after receipt of the new or revised Offer resulting from an Appraisal, if an Appraisal is required, the Landlord shall have the unrestricted rights to market any or all of the 4th, 5th and 6th floors (and 2 d floor if it becomes available for office space) to third parties.

15.14           BALCONIES

The Tenant shall have the exclusive use of the balconies accessing the Premises at no charge for the term of the Lease.

15.15           LANDLORD'S WORK

The Landlord shall, at its cost, prior to August 15, 1997 and subject to the Landlord receiving plans and adequate information from the Tenant in order for the Landlord's Contractor to carry out the Landlord's Work with respect to the Tenant's layout, will ensure that the decks are power washed and that all mechanical systems including ductwork, diffusers, grilles and controls are to base building standards and in good working order. Base building standards shall be defined as distribution of ducting and diffusers conforming to the existing layout on the second (2nd) and third (3rd) floors complete with a combination of diffusers as existing on these two (2) floors. The Landlord will ensure that there is adequate heating and cooling equipment to adequately heat and cool the second (2nd) and third (3rd) floors and that said equipment will be in good running order and be maintained by the Landlord. All light fixtures shall be cleaned and relamped and reinstalled where applicable to original base building standards and layout including switching and all shall be in good working condition. The second floor electrical outlets, lights and plumbing fixtures shall be good working order appropriate for healthy and standard office configuration. It is understood and agreed that the above work is to original base building standards and alterations to conform systems to new Tenant layout are not included. It is further understood that with the exception of the work outlined in this Landlord's Work clause, the Tenant is taking the Premises on an "as is" basis. The second (2nd) floor space is to be gutted, at the Landlord's cost, at a time that will be determined by the Tenant. However, if the Tenant requires the work in stages and this increases the original cost to the Landlord, such cost will be borne by the Tenant.

The Landlord will also complete the following base building improvements prior to August 15, 1997:

-    Complete planned lobby and elevator upgrades.

- Upgrade washrooms on the third floor including adding additional washrooms and showers, as per the plan and scope of work prepared by Office Works April 27, 1997;

- For both the second (2nd) and third (3rd) floors, remove all ceiling tiles, replace all broken or bent ceiling grid with new and make good, provide new ceiling tiles and stack on each floor for installation by others;

- Demise second (2nd) floor to incorporate the existing corridor into the Premises and provide complete separation between the second (2nd) floor Premises and the restaurant - such demising to be properly insulated to slab in order to prevent restaurant odours from entering into the Premises. The elevator lobby must be kept for the common use of the restaurant and the Tenant to meet Building Code. The Landlord will use its best efforts to minimize restaurant odours from entering into the elevator lobby.

15.16           WORKING DRAWINGS

The Tenant shall be responsible for the preparation of all space plan services with respect to any new improvements to the Premises. The Tenant shall also submit to the Landlord working drawings of the proposed Tenant's improvements to the Premises, which drawings must be approved by the Landlord prior to the commencement of any such work, such approvals to be timely and not unreasonably withheld.

15.17           PERMITS

It is the Tenant's responsibility to secure all the necessary building permits and approvals required by the City of North Vancouver for any new leasehold improvements. Such permits must be secured before any such work shall commence on the premises. The Tenant shall also be responsible for making application for a certificate of occupancy as required by the City of North Vancouver as it applies to the leasehold improvements.

15.18           FIXTURING PERIOD

The Tenant shall have a two (2) month fixturing period following the substantial completion of the Landlord's Work and prior to the Commencement Date of the lease term in which to carry out construction of its leasehold improvements. Such fixturing period shall be provided free of base rent, operating expenses, and property taxes.

15.19           EARLY OCCUPANCY

The Tenant shall have the right to occupy the Premises prior to


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
the Commencement Date at no charge, including the ability to occupy the second
(2nd) floor Premises immediately upon removing all the Tenant's subjects should the Tenant decide to stage the improvement work in two phases. If the leasehold improvements are not complete on the Commencement Date because of staging the improvement work, rent shall still commence on the Commencement Date.

15.20         OPTION TO TERMINATE

The tenant has the option to terminate the Lease without penalty at any time after the expiry of the third (3rd) year of the Lease term (September 30, 2000) with six (6) months prior written notice delivered to the Landlord.


IN WITNESS WHEREOF the Landlord and Tenant have executed this Lease the day and year first above written.

354875 B.C. LTD.

c/o SODICAN (B.C.) INC.



Per: /s/ Signed
     ----------------------------------

Per:                                    (seal)
     ----------------------------------




Tenant: PIVOTAL SOFTWARE INC.                     WITNESSED in the presence of:

Per: /s/ Signed                                   /s/ Signed
     ----------------------------------           ------------------------------
      Authorized Signing Officer                  Name


Per:                                   (seal)
     ----------------------------------
      Authorized Signing Officer



                                       55